UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 8-K/A

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


           Date of Report (date of earliest event reported)
                           December 16, 1998


                          FACTUAL DATA CORP.
        (Exact name of registrant as specified in its charter)


           Colorado                   0-24205            84-1449911
          (State of              (Commission File     (I.R.S. Employer
         incorporation)               Number)        Identification No.)



                         5200 Hahns Peak Drive
                     Fort Collins, Colorado 80538
               (Address of principal executive offices)



                            (970) 663-5700
         (Registrant's telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) The registrant is filing the required financial statements in connection with its acquisition of Mortgage Credit Services, Inc. and Subsidiary on December 16, 1998, on this amendment to Form 8-K.

(b) The registrant is also filing the required pro forma information in connection with the acquisition described in Item 7a above on this amendment to Form 8-K.

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  February 25, 1999               By: /s/Jerald H. Donnan
                                          -----------------------------
                                       Jerald H. Donnan,
                                       Chief Executive Officer

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                 INCOME (LOSS) AND UNAUDITED PRO FORMA
                        COMBINED BALANCE SHEET



The following unaudited pro forma combined statements of income for the year ended December 31, 1997 and the nine month period ended September 30, 1998 and the unaudited pro forma combined balance sheet as of September 30, 1998 give effect to the business combination of Factual Data Corp. and Mortgage Credit Services, Inc. and Subsidiary. The transaction between Factual Data Corp., and Mortgage Credit Services, Inc. and Subsidiary has been accounted for as a combination of companies under the purchase method. The unaudited pro forma statements of income have been prepared as if the proposed transaction occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared as if the proposed transaction occurred September 30, 1998. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transactions become effective on the above mentioned date.

The unaudited pro forma combined statements of income for the year ended December 31, 1997 and the nine month period ended September 30, 1998 includes the results of operations of Factual Data Corp., Mortgage Credit Services, Inc. and Subsidiary and previous business acquisitions made by Factual Data Corp. during 1998.

The unaudited pro forma combined statements of income (loss) and the unaudited pro forma combined balance sheet should be read in conjunction with the separate historical financial statements and notes thereto of Factual Data Corp. and Mortgage Credit Services, Inc. and Subsidiary.

           Notes to Unaudited Pro Forma Combined Financial Statements


The following adjustments are related to the business combination between Factual Data Corp. (FDC), and Mortgage Credit Services, Inc.
and Subsidiary (MCSI).

1. Reflects the Combined Pro Forma totals as filed in the Form 8-K/A on December 1, 1998. The Combined Pro-forma amounts include Factual Data Corp., Factual Data Services (an operating division of Landmark Financial Services, Inc.) and Factual Data Minnesota, Inc. for the year ended December 31, 1997 and the six months ended June 30, 1998.

2. Reflects the September 30, 1998 unaudited balance sheet and statement of income for the three months ended September 30, 1998 of Factual Data Corp. as filed on Form 10-QSB on November 12, 1998.

3. Records the acquisition of MCSI for $2,259,463. To finance the acquisitions, FDC placed in escrow 297,334 shares of restricted common stock valued at $1,784,000 subject to future adjustment, and paid $475,463 in cash at closing. Had the number of shares issued been determined at the date of acquisition, 217,945 shares would have been issued from escrow. The purchase price has been allocated as follows:


      Asset Category                                 Valuation
-------------------------                        ----------------
Cash                                                $ 18,173
Accounts receivable                                  366,169
Property and equipment                               170,700
Prepaid expenses and other                            31,437
Non-compete agreement                                 30,000
Customer lists                                     2,029,299
Liabilities assumed                                 (386,315)
                                                   ---------
                                                  $2,259,463
                                                   =========

4. To eliminate other income and expenses which will not continue following the business combinations, including depreciation and amortization.

5. To record depreciation and amortization on fixed assets and intangibles acquired. Fixed assets are depreciated over a five year life, non-compete agreements over the life of the agreements and customer lists over fifteen years.

6.   Pro forma income tax adjustment at the statutory rate of 34%.

              Unaudited Pro Forma Combined Balance Sheet
                       As of September 30, 1998



                                                                             Pro Form Adjustments
                                                                       ----------------------------

                         FDC (2)          MCSI           Total           Debit              Credit            Combined
                       ---------       ---------       --------        --------           ---------           --------

Cash and cash
 equivalents .....     $ 3,807,294     $   165,436     $ 3,972,730     $    18,173(3)     $   475,463(3)     $ 3,350,004
                                                                                              165,436(3)
Short-term
 investments .....       2,044,254            --         2,044,254            --                 --            2,044,254
Accounts
 receivable, net .       2,508,518         486,012       2,994,530         366,169(3)         486,012(3)       2,874,687
Notes receivable .            --              --              --              --                 --                 --
Prepaid expense
 and other .......         121,195            --           121,195          31,437(3)            --              152,632
Deferred tax asset          64,577            --            64,577            --                 --               64,577
                       -----------     -----------     -----------     -----------        -----------        -----------
   Total current
    assets .......       8,545,838         651,448       9,197,286         415,779          1,126,911          8,486,154
                       -----------     -----------     -----------     -----------        -----------        -----------

Property and
 equipment, net ..       1,796,285         170,633       1,966,918         170,700(3)         170,633(3)       1,966,985

Intangible assets
 and other .......       4,407,280           9,869       4,417,149       2,059,299(3)           9,869(3)       6,466,579
                       -----------     -----------     -----------     -----------        -----------        -----------
                        14,749,403         831,950      15,581,353       2,645,778          1,307,413         16,919,718
                       -----------     -----------     -----------     -----------        -----------        -----------

Line-of-credit ...            --            80,000          80,000          80,000(3)            --                 --
Notes payable ....          19,078         250,000         269,078         129,000(3)            --              140,078
Current portion
 of long-term debt       1,008,417            --         1,008,417            --                 --            1,008,417
Accounts payable .       2,243,744          98,032       2,341,776          98,032(3)         105,078(3)       2,348,822
Accrued payroll
 and expenses ....         225,037          78,913         303,950          78,913(3)         143,154(3)         368,191
Income taxes
 payable .........         695,270         101,878         797,148         101,878(3)          17,083(3)         712,353
                       -----------     -----------     -----------     -----------        -----------        -----------
   Total current
    liabilities ..       4,191,546         608,823       4,800,369         608,823            386,315          4,577,861
                       -----------     -----------     -----------     -----------        -----------        -----------

Long-term debt,
 net of current
 liabilities .....       2,002,258            --         2,002,258            --                 --            2,002,258
Deferred income
 taxes ...........         244,879            --           244,879            --                 --              244,879

Common stock .....       6,430,705              30       6,430,735              30(3)     1,784,000(3)         8,214,705
Additional paid-in
 capital .........             --              970             --              970(3)            --                  --
Retained earnings        1,880,015         222,127       2,102,142         222,127(3)            --            1,880,015
                       -----------     -----------     -----------     -----------        -----------        -----------
                         8,310,720         223,127       8,533,847         223,127          1,784,000         10,094,720
                       -----------     -----------     -----------     -----------        -----------        -----------

                       $14,749,403     $   831,950     $15,581,353     $   831,950        $ 2,170,315        $16,919,718
                       ===========     ===========     ===========     ===========        ===========        ===========


           Unaudited Pro Forma Combined Statement of Income
             For the Nine Months Ended September 30, 1998

                                                                                                  Pro Form Adjustments
                                                                                                ----------------------------

                            FDC(1)            FDC (2)            MCSI             Total           Debit         Credit     Combined
                         ------------      ------------      -----------        --------        ---------      --------  -----------

System affiliates ..     $  1,349,299      $    889,779      $       --       $  2,249,078          --           --    $  2,249,078
Information
 systems ...........        6,484,097         1,756,516         3,258,330       11,498,943          --           --      11,498,943
Training, license
 and other .........            1,005              --                --              1,005          --           --           1,005
                         ------------      ------------      ------------     ------------      ---------    --------  ------------
   Total revenue ...        7,834,401         2,656,295         3,258,330       13,749,026          --           --      13,749,026
                         ------------      ------------      ------------     ------------      ---------    --------  ------------

Operating expenses
  Cost of
   services provided        3,417,110         1,463,144         1,884,626        6,764,880          --           --       6,764,880

  Selling, general
  and administration        2,455,038           515,131         1,032,365        4,002,534     138,320(5)    55,533(4)    4,085,321
                         ------------      ------------      ------------     ------------   ------------ ------------ ------------
   Total
    operating
    expenses .......        5,872,148         1,978,275         2,916,991       10,767,414     138,320       55,533      10,850,201
                         ------------      ------------      ------------     ------------   ------------ ------------ ------------

Income from
 operations ........        1,962,253           678,020           341,339        2,981,612     138,320       55,533       2,898,825
                         ------------      ------------      ------------     ------------   ------------ ------------ ------------

Other income, net ..           60,800           106,992              --            167,792          --           --         167,792
Interest expense ...         (154,603)          (15,172)             --           (169,775)         --           --        (169,775)
                         ------------      ------------      ------------     ------------   ------------ ------------  ------------

Income before
 taxes .............        1,868,450           769,840           341,339        2,979,629    138,320        55,533       2,896,842
Income tax expense .          875,649           284,841           118,526        1,279,016     18,881(6)    312,971(6)      984,926
                         ------------      ------------      ------------     ------------  ------------   ------------ ------------

Net income .........     $    992,801      $    484,999      $    222,813     $  1,700,613  $ 147,026      $368,504      $1,911,916
                         ============      ============      ============     ============  ============   ============  ===========

Basic earnings
 per share .........     $        .45                                                                                    $      .79
                         ============                                                                                    ===========

Weighted average
 pro forma shares
 outstanding -
 basic                      2,204,012                                                                                     2,421,957
                         ============                                                                                    ===========

Diluted earnings
 per share               $        .39                                                                                    $      .69
                         ============                                                                                    ===========

Weighted average
 pro forma shares
 outstanding -
 diluted                    2,537,762                                                                                     2,755,707
                         ============                                                                                    ===========

           Unaudited Pro Forma Combined Statement of Income
                 For the Year Ended December 31, 1997





                                                                                      Pro Form Adjustments
                                                                                   -------------------------

                                 FDC(1)           MCSI             Total             Debit           Credit            Combined
                            ------------      ------------      -----------        --------        ---------           --------

System affiliates .....     $  1,539,652      $       --        $  1,539,652          --                    --         $  1,539,652
Information systems ...        8,706,760         3,383,239        12,089,999          --                    --           12,089,999
Training, license and
 other ................          119,692              --             119,692          --                    --              119,692
                            ------------      ------------      ------------     -------------         ------------    ------------
      Total revenue ...       11,080,469         3,383,239        14,463,708          --                    --           14,463,708
                            ------------      ------------      ------------     -------------         ------------    ------------

Operating expenses
   Cost of services
    provided ..........        5,585,578         2,118,483         7,704,061          --                    --            7,704,061
   Cost of sale of
    territories .......          506,101              --             506,101          --                    --              506,101
   Selling, general and
    administrative ....        4,055,371         1,301,513         5,356,884        184,427(5)            62,676(4)       5,478,635
                            ------------      ------------      ------------      ------------         ------------    ------------
      Total operating
       expenses .......       10,147,050         3,419,996        13,567,046        184,427               62,676         13,688,797
                            ------------      ------------      ------------      ------------         ------------    ------------

Income (loss) from
 operations ..........           933,419           (36,757)          896,662        184,427               62,676           774,911
                            ------------      ------------      ------------      ------------         ------------    ------------

Other income ..........           33,817              --              33,817         --                     --              33,817
Interest expense ......         (302,253)             --            (302,253)        --                     --            (302,253)
                            ------------      ------------      ------------      -----------          ------------    ------------

Income (loss) before
 taxes ................          664,983           (36,757)          628,226        184,427               62,676           506,475
Income tax expense ....          247,044            (7,463)          239,581         21,310(6)            88,689(6)        172,202
                            ------------      ------------      ------------      ------------         ------------    ------------

Net income (loss) .....     $    419,939      $    (29,294)     $    388,645      $ 205,737            $ 151,365       $   334,273
                            ============      ============      ============      ============         ============    ===========

Basic earnings per share             .22                                                                                       .16
                            ============                                                                               ===========

Weighted average pro
 forma shares
 outstanding - basic           1,874,012                                                                                2,091,957
                            ============                                                                              ===========

Diluted earnings per
 share                               .22                                                                                      .16
                            ============                                                                              ===========

Weighted average pro
 forma shares
 outstanding - diluted         1,874,012                                                                               2,091,957
                            ============                                                                              ==========


                    MORTGAGE CREDIT SERVICES, INC.
                      AND WHOLLY OWNED SUBSIDIARY

                         Financial Statements
                           December 31, 1997

                    MORTGAGE CREDIT SERVICES, INC.
                      AND WHOLLY OWNED SUBSIDIARY




                           Table of Contents




Independent Auditors' Report......................................F - 1

Consolidated Financial Statements

    Consolidated Balance Sheets...................................F - 2

    Consolidated Statements of Operations.........................F - 3

    Consolidated Statement of Changes in Stockholders' Equity.....F - 4

    Consolidated Statements of Cash Flows.........................F - 5

Notes to Consolidated Financial Statements........................F - 6

                     INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Mortgage Credit Services
Houston, Texas


We have audited the accompanying consolidated balance sheet of Mortgage Credit Services, Inc. and wholly owned subsidiary as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period then ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mortgage Credit Services, Inc. and wholly owned subsidiary as of December 31, 1997 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC
December 18, 1998
Denver, Colorado
                                 F - 1

                    MORTGAGE CREDIT SERVICES, INC.
                      AND WHOLLY OWNED SUBSIDIARY

                      Consolidated Balance Sheets


                                                                December 31,   September 30,
                                                                    1997           1998
                                                                ------------   -------------
                                                                                (Unaudited)
                                     Assets
Current assets
 Cash .....................................................     $  36,663      $ 165,436
 Accounts receivable - trade (net
  of allowance for doubtful accounts
  of $32,073 (1997) and $10,000 (1998) ....................       373,069        481,468
 Accounts receivable - other ..............................        48,723          4,544
                                                                ---------      ---------
     Total current assets .................................       458,455        651,448
                                                                ---------      ---------

Property and equipment, net (Note 2) ......................       132,594        170,633

Other assets
 Deferred tax asset, net ..................................        17,605          1,903
 Deposits and other assets ................................        10,992          7,966
                                                                ---------      ---------
     Total other assets ...................................        28,597          9,869
                                                                ---------      ---------

                                                                $ 619,646      $ 831,950
                                                                =========      =========

                       Liabilities and Stockholders' Equity
Current liabilities
  Line-of-credit (Note 3) .................................     $ 185,000      $  80,000
  Note payable (Note 3) ...................................       250,000        250,000
  Accounts payable ........................................        69,274         98,032
  Accrued payroll and taxes ...............................        57,770         41,309
  Accrued sales taxes .....................................        23,999         13,772
  Income taxes payable ....................................         3,471        101,878
  Other accrued liabilities ...............................        29,818         23,832
                                                                ---------      ---------
     Total current liabilities ............................       619,332        608,823
                                                                ---------      ---------

Commitments (Notes 4 and 6)

Stockholders' equity (Note 5)
 Common stock
  Class A, .01 par value, 700,000 shares
   authorized, 2,000 shares issued and
   outstanding at December 31, 1997 and
   September 30, 1998 (unaudited) .........................            20             20
  Class B, non-voting, .01 par value,
   100,000 shares authorized, 1,030 shares
   issued and outstanding at December 31,
   1997 and September 30, 1998 (unaudited) ................            10             10
  Additional paid-in-capital ..............................           970            970
  Retained earnings .......................................          (686)       222,127
                                                                ---------      ---------
     Total stockholders' equity ...........................           314        223,127
                                                                ---------      ---------

                                                                $ 619,646      $ 831,950
                                                                =========      =========



            See notes to consolidated financial statements.

                    MORTGAGE CREDIT SERVICES, INC.
                      AND WHOLLY OWNED SUBSIDIARY

                Consolidated Statements of Operations


                                        For the Year Ended             For the Nine Months Ended
                                           December 31,                      September 30,
                                    ----------------------------      ----------------------------
                                       1996              1997             1997             1998
                                    ----------       -----------      -----------      -----------
                                                                              (Unaudited)

Revenue .......................     $ 3,027,440      $ 3,383,239      $ 2,576,278      $ 3,258,330
                                    -----------      -----------      -----------      -----------

Operating Expenses
  Costs of services provided ..       1,761,664        2,118,483        1,528,397        1,884,626
  General and administrative ..       1,291,369        1,301,513          926,164        1,032,365
                                    -----------      -----------      -----------      -----------
     Total operating expenses .       3,053,033        3,419,996        2,454,561        2,916,991
                                    -----------      -----------      -----------      -----------

Net (loss) income before
 income taxes .................         (25,593)         (36,757)         121,717          341,339

Income tax expense (benefit)
  Current .....................             300            4,934           54,909          102,825
  Deferred ....................          (5,208)         (12,397)         (11,045)          15,701
                                    -----------      -----------      -----------      -----------
                                         (4,908)          (7,463)          43,864          118,526
                                    -----------      -----------      -----------      -----------

Net (loss) income .............     $   (20,685)     $   (29,294)     $    77,853      $   222,813
                                    ===========      ===========      ===========      ===========

Basic (loss) earnings per share     $     (6.83)     $     (9.67)     $     25.69      $     73.54
                                    ===========      ===========      ===========      ===========

Weighted average number of
 shares outstanding ...........           3,030            3,030            3,030            3,030
                                    ===========      ===========      ===========      ===========



            See notes to consolidated financial statements.

                         MORTGAGE CREDIT SERVICES, INC.
                           AND WHOLLY OWNED SUBSIDIARY

            Consolidated Statement of Changes in Stockholders' Equity
                 For the Years Ended December 31, 1997 and 1996
                     And the Period Ended September 30, 1998


                                       Common Stock                Common Stock
                                         Class A                      Class B            Additional                      Total
                                -------------------------    -----------------------       Paid-in      Retained      Stockholders'
                                  Shares         Amount        Shares        Amount        Capital      Earnings         Equity
                                -----------    ----------    ----------    ---------     -----------   ----------     ------------

Balance at December 31, 1995         2,000     $      20         1,030     $      10     $     970     $  49,293      $  50,293

Net loss for the year
 ended December 31, 1996 ...          --            --            --            --            --         (20,685)       (20,685)
                                 ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance at December 31, 1996         2,000            20         1,030            10           970        28,608         29,608

Net loss for the year
 ended December 31, 1997 ...          --            --            --            --            --         (29,294)       (29,294)
                                 ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance at December 31, 1997         2,000            20         1,030            10           970          (686)           314

Net income for the nine
 months ended September 30,
 1998 (unaudited) ..........          --            --            --            --            --         222,813        222,813
                                 ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance at September 30,
 1998 (unaudited) ..........         2,000     $      20         1,030     $      10     $     970     $ 222,127      $ 223,127
                                 =========     =========     =========     =========     =========     =========      =========


            See notes to consolidated financial statements.

                         MORTGAGE CREDIT SERVICES, INC.
                           AND WHOLLY OWNED SUBSIDIARY

                      Consolidated Statements of Cash Flows


                                     For the Years Ended          For the Nine Months Ended
                                          December 31,                 September 30,
                                    ------------------------      ------------------------
                                       1996           1997          1997            1998
                                    ---------      ---------      ---------      ---------
                                                                        (Unaudited)
Cash flows from operating
 activities
  Net income (loss) ...........     $ (20,685)     $ (29,294)     $  77,853      $ 222,813
                                    ---------      ---------      ---------      ---------
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities
  Allowance for doubtful
   accounts ...................        28,836         (3,849)         9,078        (22,073)
  Depreciation and amortization        57,516         62,676         46,334         55,533
  Changes in operating assets
   and liabilities
   Accounts receivable ........       (27,057)       (47,525)      (123,679)       (42,147)
   Deposits and other assets ..         5,718         (3,001)         1,254          3,026
   Accounts payable ...........       (17,419)       (54,376)       (20,056)        28,758
   Accrued liabilities ........        (5,460)        66,627         95,571         81,435
                                    ---------      ---------      ---------      ---------
                                       42,134         20,552          8,502        104,532
                                    ---------      ---------      ---------      ---------
        Net cash provided by
        (used in) operating
        activities ............        16,241        (21,139)        75,310        327,345
                                    ---------      ---------      ---------      ---------

Cash flows from investing
 activities
  Purchase of property and
   equipment ..................       (70,877)       (33,471)       (28,459)       (93,572)
                                    ---------      ---------      ---------      ---------
        Net cash used in
         investing activities .       (70,877)       (33,471)       (28,459)       (93,572)
                                    ---------      ---------      ---------      ---------

Cash flows from financing
 activities
  Line-of-credit, net .........        53,626         66,374          1,374       (105,000)
  Repayment on advances from
   Shareholder ................       (10,000)          --             --             --
                                    ---------      ---------      ---------      ---------
        Net cash provided by
        (used in) financing
        activities ............        43,626         66,374          1,374       (105,000)
                                    ---------      ---------      ---------      ---------

Net increase (decrease) in cash       (11,010)        11,764         48,225        128,773

Cash, at beginning of period ..        35,909         24,899         24,899         36,663
                                    ---------      ---------      ---------      ---------

Cash, at end of period ........     $  24,899      $  36,663      $  73,124      $ 165,436
                                    =========      =========      =========      =========

Supplemental disclosure of cash flow information:
     Interest paid on borrowings for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1997 (unaudited) and 1998 (unaudited) was $7,134, $8,474, $5,648 and $10,506, respectively.

     Cash paid for taxes for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1997 (unaudited) and 1998 (unaudited) was $300, $9,000, $300 and $4,345, respectively.

                See notes to consolidated financial statements.

                         MORTGAGE CREDIT SERVICES, INC.
                           AND WHOLLY OWNED SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 1 - Organization and Summary of Significant Accounting Policies

Organization

Mortgage Credit Services, Inc. (MCSI) was incorporated in the state of Texas in 1989. The Company was established for the purpose of providing information services, to financial lending institutions primarily in the mortgage lending industry. The Company provides these services in the states of Texas, Oklahoma, Arizona, Kansas and Ohio.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company's wholly owned subsidiary Credit Profile Services, Inc. (CPS). All significant intercompany transactions have been eliminated.

Concentration of Credit Risk

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing information services. The Company's customers are located in Texas, Oklahoma, Arizona, Kansas and Ohio. Additionally, at times, the Company maintains cash balances in excess of FDIC limits.

Accounts Receivable

Because of the credit risks involved, management has provided an allowance for doubtful accounts of $32,073 and $10,000 at December 31, 1997 and September 30, 1998 (unaudited), respectively, which reflects its opinion of amounts which will eventually become uncollectible.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets which range from five to seven years.

Advertising Costs

Advertising costs are expensed as incurred.

Note 1 - Organization and Summary of Significant  Accounting  Policies
(continued)

Income Taxes

The Company recognizes deferred tax assets and liabilities based on the difference between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amount in future years. The primary temporary differences which result in net deferred tax assets consist of depreciation differences on property and equipment, the allowance for doubtful accounts receivable and accrued vacation expense.

Revenue Recognition

The Company recognizes revenue generated from mortgage credit reports and other information services when the information has been provided to the customer, as substantially all required services have been performed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued liabilities approximate their fair values as of December 31, 1997 and September 30, 1998 (unaudited) because of the relatively short maturity of these instruments.

The carrying amount of the line-of-credit outstanding also approximates fair value as of December 31, 1997 and September 30, 1998 (unaudited) because the interest rate on the line-of-credit approximates the interest rate on debt with similar terms available to the Company.

Basic Earnings Per Common Share

The Company computes earnings per share in accordance with Statement of Financial Accounting Standard No. 128. The Company has presented only basic earnings per share as the Company has no dilutive potential common shares. Basic earnings per share has been computed based on the weighted average number of shares outstanding.

Recently Issued Accounting Pronouncements

In September 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Currently the Company's only component, which would comprise comprehensive income, is its results of operations.

Also, in September 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS No.'s 130 and 131 are effective for financial statements for periods beginning after December 15, 1997, and require comparative information for earlier periods to be restated.

In February of 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS No. 132), which supercedes SFAS No.'s 87, 88, and 106. SFAS No. 132 addresses disclosure only and is effective for fiscal years beginning after December 15, 1997. Restatement of disclosures for prior periods is required. The adoption of SFAS No. 132 will have no current impact on the Company's financial statements, as no prior disclosures under SFAS No. 87, 88, or 106 were applicable.

In June of 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"(SFAS No.
133). SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15,1999. Initial application of SFAS No. 133 shall be as of the beginning of an entity's fiscal quarter, on that date, hedging relationships shall be designated anew and documented under the provisions of this statement. The adoption of SFAS No. 133 shall not be retroactively applied. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

Note 2 - Property and Equipment

Property and equipment consist of the following:
                                                   December 31,   September 30,
                                                       1997           1998
                                                    ----------     ----------

                                                                   (Unaudited)

   Equipment                                        $  264,582     $  343,259
   Furniture and fixtures                               66,056         80,953
                                                    ----------     ----------
                                                       330,638        424,212
      Less accumulated depreciation                   (198,044)      (253,579)
                                                    ----------     ----------

                                                    $  132,594     $  170,633
                                                    ==========     ==========


Note 3 - Notes Payable

Line-of-Credit

The Company maintains a $400,000 line-of-credit with a bank of which $185,000 and $80,000 was outstanding at December 31, 1997 and September 30, 1998 (unaudited), respectively. The line-of-credit expires on June 10, 1999. The line accrues interest at the bank's prime rate plus 2% (10.25% at December 31, 1997 and 9.75% at September 30, 1998). The line is collateralized by substantially all the assets of the Company and is personally guaranteed by officers of the Company.

                                                   December 31,   September 30,
                                                      1997            1998
                                                   ----------     -----------

                                                                   (Unaudited)
The  Company  also  has a  note  payable  from a
 shareholder,  interest  at 15%,  due in full by
 September   1999.   The  note  is   secured  by
 accounts receivable and general intangibles.      $  250,000     $  250,000
                                                    ==========     ==========


Note 4 - Stockholders' Equity

Subsequent to September 30, 1998, MCSI merged with CPS with MCSI as the surviving entity governed under its articles of incorporation adopting the name of CPS.

In addition to Class A and Class B common stock authorized, MSCI has also authorized preferred stock for issuance as follows:

Preferred stock, .01 par value, 200,000 shares authorized with none issued or outstanding at December 31, 1997 and September 30, 1998 (unaudited).

Note 5 - Income Taxes

The net long-term deferred tax assets in the accompanying balance sheets include the following:

                                                   December 31,   September 30,
                                                      1997             1998
                                                    -----------    ------------

                                                                   (Unaudited)

Long-term deferred liability                        $  (10,920)    $  (12,539)
Long-term deferred assets                               28,525         14,442
                                                    ----------     ----------

                                                    $   17,605     $    1,903
                                                    ==========     ==========

The reconciliation of income tax expense by applying federal statutory tax rates to the Company's effective tax rate is as follows:

                                  For the Year Ended     For the Year Ended
                                      December 31,           September 30,
                                  --------------------   -------------------
                                    1996        1997       1997        1998
                                  --------    --------   --------   --------

Federal statutory rate                34.0%       34.0%      34.0%      34.0%
Federal surtax exemption             (19.0)      (19.0)      (6.1)       -
Other, net                             4.2         5.3        8.1        0.7
                                  --------    --------   --------   --------

                                      19.2%       20.3%      36.0%      34.7%
                                  ========    ========   ========   ========


Note 6 - Commitments

Operating Leases

The Company leases office space for its corporate location under an operating lease agreement which provides for the payment of rent totaling approximately $3,574 per month. The Company renewed their leases on February 1, 1998 which increased the payment of rent to approximately $8,120 per month and expires in May 2003. Rent expense under this operating lease, totaled $66,749, $63,690, $50,200 and $65,735 during the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively.

Operating Leases (continued)

Future minimum annual office space lease payments are as follows:

      Year Ended December 31,

             1999                                   $ 97,440
             2000                                     97,440
             2001                                     97,440
             2002                                     97,440
             2003                                     32,480
                                                    --------

                                                    $422,240
                                                    ========

The Company also leases several pieces of office equipment under operating lease agreements which provide for monthly lease payments of various amounts.

Future minimum annual lease payments are as follows:

      Year Ended December 31,

             1999                                   $ 14,006
             2000                                     14,006
             2001                                      7,308
                                                    --------

                                                    $ 35,020
                                                    ========


Note 7 - 401(k) Plan

The Company maintains a profit sharing plan and trust under section 401(k) of the Internal Revenue Code. All employees of age 21 or older who complete 1,000 hours a year are eligible for the plan. Employees have an option to contribute compensation up to the ceiling set by the Internal Revenue Service (15% in 1998). The Company matches $1.00 on the dollar up to 6% of the employees salary. Company contributions for the year ended December 31, 1997 and the nine months ended September 30, 1998 (unaudited) were approximately $19,848 and $40,398, respectively.